UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2019

O’REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At O’Reilly Automotive, Inc.’s (the “Company”) 2019 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 7, 2019, the Company’s shareholders elected David O’Reilly, Larry O’Reilly, Rosalie O’Reilly Wooten, Greg Henslee, Jay D. Burchfield, Thomas T. Hendrickson, John R. Murphy, Dana M. Perlman and Andrea M. Weiss to serve as members of the Company’s Board of Directors (the “Board”) until the annual meeting of the Company’s shareholders in 2020 and until his or her successor has been duly elected and qualified.

Following the Company’s Annual Meeting, one member of the Board, Ronald Rashkow, tendered his notice of resignation from the Board, consistent with the Board’s mandatory retirement age policy, and the Board accepted his resignation.

The new members of the Board’s Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee are set forth below. The number of members, purposes and functions of the respective committees remain unchanged. In addition, Mr. Jay D. Burchfield was selected to continue to serve as Independent Lead Director.

Audit Committee

Members:	Thomas T. Hendrickson (Chairperson), Jay D. Burchfield, John R. Murphy, Dana M. Perlman and Andrea M. Weiss

Compensation Committee

Members:	John R. Murphy (Chairperson), Jay D. Burchfield and Thomas T. Hendrickson

Corporate Governance/Nominating Committee

Members:	Dana M. Perlman (Chairperson), John R. Murphy and Andrea M. Weiss

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Annual Meeting held on May 7, 2019, of the 78,388,832 shares entitled to vote at the Annual Meeting, 70,384,101 shares were present in person or by proxy. At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposal. A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

(a)
The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2020 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
David O'Reilly	58,590,426	4,064,526	29,919	7,699,230
Larry O'Reilly	55,159,687	7,494,014	31,170	7,699,230
Rosalie O'Reilly Wooten	55,183,649	7,469,394	31,828	7,699,230
Greg Henslee	58,036,524	4,616,085	32,262	7,699,230
Jay D. Burchfield	58,460,092	4,190,816	33,963	7,699,230
Thomas T. Hendrickson	62,280,253	363,234	41,384	7,699,230
John R. Murphy	58,447,642	4,195,911	41,318	7,699,230
Dana M. Perlman	61,561,903	1,082,234	40,734	7,699,230
Andrea M. Weiss	62,100,066	552,978	31,827	7,699,230

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2018 compensation of the Company’s Named Executive Officers (“NEOs”). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
60,116,755	2,498,188	69,928	7,699,230

(c)	The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2019. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
68,712,849	1,621,027	50,225

(d)
The shareholders voted to approve, by a non-binding, advisory vote, the shareholder proposal entitled “Special Shareholder Meetings.” The Board will take the shareholders’ advisory vote under careful consideration, as they evaluate the structure and provisions of the Company’s articles of incorporation and bylaws related to the percentage of outstanding shares of the Company’s common stock required to allow shareholders the right to call a special meeting of shareholders in the future. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
31,977,861	30,519,994	187,016	7,699,230

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2019	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)